Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement of Seaport Calibre Materials Acquisition Corp. (as successor to AMFCO-420 LLC) (the “Company”) on Form S-1 (No. 333-258024) to be filed on or about October 19, 2021 of our report dated July 19, 2021, except for Note 1, Note 3, Note 4, the 1st and 6th paragraphs of Note 5, Note 6, the 2nd paragraph of Note 8, and Note 9, as to which the date is October 19, 2021, on our audits of the financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and the period from May 15, 2019 (inception) to December 31, 2019. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

New York, New York

October 19, 2021